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Exhibit 5.3

CONSENT OF INTERNAL QUALIFIED RESERVES EVALUATOR

        I have prepared a Report on Reserves Data dated March 14, 2005 (the "Report"). I refer to the Registration Statement on Form F-9 dated December 12, 2005 (the "Registration Statement") relating to the offering of Debt Securities from time to time by Talisman Energy Inc. and hereby consent to being referenced under the heading "Experts" and to the use of my Report which is incorporated by reference in the Registation Statement.

Calgary, Canada December 9, 2005	/s/ Michael Adams Michael Adams Internal Qualified Reserves Evaluator

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  Exhibit 5.3